Exhibit 99

                        Form 4 Joint Filer Information


Name:                   American Airlines, Inc.
Address:                4333 Amon Carter Blvd.
                        Fort Worth, TX 76155
Designated Filer:       AMR Corp.
Issuer & Ticker Symbol: Orbitz, Inc. (ORBZ)

Date of Event
Requiring Statement:    11/10/2004
Signature: By: s/Kenneth Wimberly
           Assistant Corporate Secretary